Exhibit 10.13

FIRST AMENDMENT

THIS FIRST AMENDMENT to the Letter Agreement (as defined below) (the “Amendment”) is entered into as of April 28, 2026 (the “Effective Date”), by and between Spartan Capital Securities LLC (“Spartan”), and Advasa Holdings, Inc. (“Advasa”, and collectively with the Spartan, the “Parties”).

BACKGROUND

A. The Parties are the parties to that certain letter agreement dated March 2, 2026 (the “Letter Agreement”), a copy of which is attached hereto as Exhibit A; and

B. The Parties desire to amend the Letter Agreement as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Unless otherwise defined herein, terms defined in the Letter Agreement and used herein shall have the meanings given to them in the Letter Agreement.

2. Section II(1) of the Letter Agreement shall be replaced with the following:

“Advisory Stock – At the closing of the Transaction (the “Closing”), the Company will grant SPARTAN four-point-zero percent (4.0%) of its then fully diluted and fully converted shares outstanding (the “Advisory Stock”). The Company hereby agreed that Advisory Stock will be registered in a resale registration statement to be filed no later than 10 business days following the date of the Direct Listing.”

3. This Amendment may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4. This Amendment shall be deemed part of but shall take precedence over and supersede any provisions to the contrary contained in the Letter Agreement. Except as specifically modified hereby, all of the provisions of the Letter Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

Spartan Capital Partners LLC		Advasa Holdings, Inc.

By:	/s/ Kim Monchik	By:	/s/ Grady Ryther
Name:	Kim Monchik	Name:	Grady Ryther
Title:	Chief Administrative Officer	Title:	Chief Executive Officer

Exhibit A

Letter Agreement

See attached.